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                                                                         EX 16.2

                      [PRICEWATERHOUSECOOPERS LETTERHEAD]



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549





June 24, 1999


Commissioners:

We have read the statements made by Gantos, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated June 24, 1999. We agree with the statements concerning our firm in such Form 8-K.


Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP